DENNY'S CORPORATION TO PRESENT AT THE ICR XCHANGE CONFERENCE
- Achieves Seventh Consecutive Quarter of Positive System-wide Same-Store Sales -
- Reiterates Full Year Guidance -

SPARTANBURG, S.C., January 14, 2013 - Denny's Corporation (NASDAQ: DENN), franchisor and operator of one of America's largest full-service restaurant chains, today announced that the company will be presenting at the 15th Annual ICR XChange Investor Conference at the Fontainebleau Miami Beach hotel on Wednesday, January 16, 2013. The presentation will be at 9:40 a.m. Eastern Time. Investors and interested parties may access a copy of the presentation in the Investor Relations section of Denny's website at ir.dennys.com.

The Company is providing preliminary results for the fourth quarter and full year ended December 26, 2012 on same-store sales and unit openings. Denny's achieved its seventh consecutive quarter of positive system-wide same-store sales and second consecutive year of positive system-wide same-store sales. In the fourth quarter, Denny's franchisees opened 12 new units, closed 11 restaurants and purchased eight company-owned restaurants. In addition, the Company opened one new unit, acquired one franchised unit, and closed one restaurant. For the full year, Denny's opened 40 new units, including six international units. Denny's closed a total of 37 units during 2012 for net system unit growth of three units, which is the fourth consecutive year of positive net system growth for the brand.

Preliminary Results	Quarter Ended 12/26/12	Year Ended 12/26/12

Same-Store Sales
Franchised Restaurants	1.9%	1.5%
Company Restaurants	0.5%	0.2%
System-wide Restaurants	1.7%	1.3%

Units Opened	13	40
Franchised & Licensed	12	39
Company	1	1

Units Refranchised	8	36

Denny's is reiterating its full year 2012 guidance for Adjusted EBITDA* between $77 million and $80 million, and Adjusted Income Before Taxes* between $45 million and $48 million. Denny's expects to release financial and operating results for its fourth quarter and year ended December 26, 2012 after the market closes on Wednesday, February 20, 2013.

*
Adjusted Income Before Taxes and Adjusted EBITDA are non-GAAP metrics used by Denny's for earnings guidance. Please refer to the historical reconciliations of net income to Adjusted Income Before Taxes and Adjusted EBITDA included in the tables in the Third Quarter 2012 Earnings Release on October 30, 2012.

About Denny's Corporation

Denny's is the franchisor and operator of one of America's largest full-service restaurant chains, based on number of units. Denny's currently has 1,688 franchised, licensed, and company-owned restaurants around the world with combined sales of $2.5 billion including 1,590 restaurants in the United States and 98 restaurants in Canada, Costa Rica, Mexico, Honduras, Guam, Curaçao, Puerto Rico, Dominican Republic and New Zealand. As of December 26, 2012, 1,524 of Denny's restaurants were franchised and 164 restaurants were company-owned and operated. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit the Denny's investor relations website.

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this press release.  In addition, certain matters discussed in this release may constitute forward-looking statements.  These forward-looking statements, which reflect our best judgment based on factors currently known, are intended to speak only as of the date such statements are made and involve risks, uncertainties, and other factors that may cause the actual performance of Denny's Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company's strategic and operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company's SEC reports and other filings, including but not limited to the discussion in Management's Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company's Annual Report on Form 10-K for the year ended December 28, 2011 (and in the Company's subsequent quarterly reports on Form 10-Q).

Investor Contact:	Whit Kincaid
877-784-7167

Media Contact:	Liz DiTrapano, ICR
646-277-1226